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                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                             EXCHANGE ACT OF 1934

     Filed by the Registrant /X/
     Filed by a Party other than the Registrant / /
     Check the appropriate box:
     / / Preliminary Proxy Statement       / / Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
     / / Definitive Proxy Statement
     /X/ Definitive Additional Materials
     / / Soliciting Material Pursuant to Section 240.14a-11(c) or
         Section 240.14a-12

                       VIPONT ROYALTY INCOME FUND, Ltd.
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                (Name of Registrant as Specified in its Charter)

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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     / / $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2)
         or Item 22(a)(2) of Schedule 14A.
     / / $500 per each party to the controversy pursuant to Exchange Act Rule
         14a-6(i)(3).
     / / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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     /X/ Fee paid previously with preliminary materials.

     / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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                             LETTER OF INSTRUCTIONS

To the Owner of Partnership Units:

     As more particularly described in the Prospectus/Proxy Statement dated August 18, 1995, a copy of which is enclosed with this Letter of Instructions (the "Prospectus/Proxy Statement"), the limited partners (the "Limited Partners") of Vipont Royalty Income Fund, Ltd. (the "Partnership") are being asked by Atrix Laboratories, Inc., a Delaware corporation and the sole general partner of the Partnership (the "Company" or "General Partner") to approve the merger (the "Merger") of the Partnership with and into a to-be-formed Colorado limited partnership ("Atrix, L.P.") at a special meeting (the "Meeting") of the Partnership to be held on September 27, 1995 at the Marriott Hotel, 350 East Horsetooth, Fort Collins, Colorado 80525. Atrix, L.P. will be formed immediately prior to the Merger, and the Company will be its sole limited partner. The general partner of Atrix, L.P. will be a to-be-formed Colorado corporation ("AtrixSub"), which will be a wholly owned subsidiary of the Company. Upon completion of the Merger, the Partnership will cease to exist and Atrix, L.P. will succeed to all of its assets. Immediately thereafter the Company intends to liquidate Atrix, L.P.

     Atrix, L.P. will be the surviving entity following the Merger. At the effective time of the Merger, Limited Partners will receive shares of the Company's common stock, par value $.001 per share (the "Shares" or "Common Stock") for their Partnership units (the "Units"). The Shares issued in connection with the Merger will be allocated among the Limited Partners in proportion to their ownership interest in the Partnership. The aggregate number of Shares to be issued to the Limited Partners will equal the value of the Partnership as of July 10, 1995, as determined by the Company (the "Assigned Value"), divided by the average closing price per share of the Common Stock over the 15 trading days ending on the sixth day before the consummation of the Merger. The Merger will not occur if the average closing price per share is less than $5.00. The Assigned Value is $3,524,175 or $681 per Unit.

VOTING

     Enclosed with this Letter of Instructions is a proxy card (the "Proxy Card") for the Units you owned of record in the Partnership as of August 21, 1995 (the "Record Date"). You are entitled to one vote per Unit. You are asked to vote "FOR" the Merger or "AGAINST" the Merger or to indicate that you "ABSTAIN" from voting with respect to the Merger.

     A vote "FOR" the Merger will constitute your consent to the Merger pursuant to the terms of the Merger Agreement, and to all other actions necessary or appropriate to consummate the Merger, including the related amendments (the "Amendments") to the Partnership's Agreement of Limited Partnership (the "Partnership Agreement"). The Partnership Agreement does not specifically address the Merger. Therefore, the General Partner is requesting your proxy to the Amendments, which expressly authorize all actions necessary to complete the Merger. A form of the Amendments is set forth in the Prospectus/Proxy Statement as Appendix B. A vote "AGAINST" against the Merger or to "ABSTAIN" from voting will constitute a vote not to merge the Partnership.

     Limited Partners who abstain from voting by indicating "ABSTAIN" on the Proxy Card or vote "AGAINST" the Merger will also receive Common Stock. If a Limited Partner signs and returns a Proxy Card without indicating a vote, the Limited Partner will be deemed to have voted "FOR" the Merger and related Amendments and will receive Common Stock. A Limited Partner who does not return the Proxy Card will receive Common Stock. Reference is made to the Prospectus/Proxy Statement and the Agreement and Plan of Merger among Atrix, L.P., the Partnership and the Company set forth in the Prospectus/Proxy Statement as Appendix A (the "Merger Agreement") for the complete terms of the Merger and the factors which should be considered by you in deciding whether to vote in favor of the Merger. You should carefully review the Prospectus/Proxy Statement, including without limitation, the section entitled "THE MERGER" and "THE MEETING" for additional information concerning such matters as the vote required to approve the Merger and the conditions to the Merger.
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     IF YOU SIGN AND RETURN THE PROXY CARD WITHOUT INDICATING A VOTE, YOU WILL
BE DEEMED TO HAVE VOTED "FOR" THE MERGER AND THE RELATED AMENDMENTS TO THE PARTNERSHIP AGREEMENT. IF YOU DO NOT RETURN THE PROXY CARD YOU WILL BE DEEMED TO HAVE ABSTAINED FROM VOTING WITH RESPECT TO THE MERGER AND THE RELATED AMENDMENTS TO THE PARTNERSHIP AGREEMENT.

DELIVERY OF PROXY CARD

     The Proxy Card must be received by the General Partner prior to the Meeting. Please deliver the completed Proxy Card by mail or in person to:

                                  American Stock Transfer & Trust Company
                                  RE: Atrix Laboratories, Inc.
                                  40 Wall Street, 46th Floor
                                  New York, New York 10005

     A stamped, self-addressed envelope is enclosed for your convenience.

REVOCATION AND WITHDRAWAL RIGHTS

     Limited Partners may revoke their proxy at any time before it is exercised by filing with the General Partner an instrument revoking it, by filing a duly executed proxy bearing a later date or by attending the Meeting and electing to vote in person. Any notice of revocation must include the Limited Partner's name and must be received prior to the Meeting to be effective.

REPRESENTATIONS AND COVENANTS

     By executing the Proxy Card you represent and warrant that as of the date hereof and the date of the consummation of the Merger (i) you have received a copy of the Prospectus/Proxy Statement, (ii) you are the owner of the Units of the Partnership indicated on the Proxy Card and you have good, marketable and unencumbered title to such Units, and (iii) you have full legal right, power and authority to execute and deliver the Proxy Card. Subject to approval of the Merger by the requisite vote, you hereby covenant and agree (a) to be bound by the terms of the Merger Agreement, and (b) to execute and deliver (and you hereby irrevocably appoint the General Partner of the Partnership as your attorney-in-fact to execute and deliver on your behalf) such additional documents and instruments as may be reasonably required to consummate the Merger including, without limitation, the Amendments. The foregoing power of attorney is hereby declared to be irrevocable and a power coupled with an interest and it shall survive your subsequent death, incompetency, dissolution, disability, incapacity, bankruptcy or termination and shall extend to your heirs, successors and assigns. You also acknowledge that to the extent that the consent of the General Partner of the Partnership is required in order to transfer or assign your interest in any Units, the General Partner may withhold consent to a transfer or assignment of any Units between the Record Date and the effective date of the Merger.

SIGNATURE

     In order for your vote to be counted, you must sign the enclosed Proxy Card and mail it in the enclosed envelope. Please sign the Proxy Card exactly as your name is printed on the mailing label attached to the Proxy Card, unless the name is printed incorrectly. When signing as a general partner, corporate officer, attorney-in-fact, executor, administrator or guardian, please give your full title and send proper evidence of authority with the Proxy Card. For joint owners, each joint owner must sign. By signing the Proxy Card, you hereby agree to all of the provisions contained in this letter.

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

                                 [ATRIX LOGO]

                            ATRIX LABORATORIES, INC.

FOR IMMEDIATE RELEASE:                       Contact:   Kimberly A. Marks
August 23, 1995                                    or   Brian Richmond
                                                        Atrix Laboratories, Inc.
                                                        (970) 482-5868

                       ATRIX PROPOSES STOCK EXCHANGE WITH
                        VIPONT ROYALTY INCOME FUND, LTD.

FORT COLLINS, COLORADO, AUGUST 23, 1995 -- Atrix Laboratories, Inc. (NASDAQ:
ATRX) today announced a proposal to exchange shares of Atrix common stock for all of the limited partnership interests in Vipont Royalty Income Fund, Ltd.
(VRIF). The transaction is valued at approximately $3.5 million, which will result in an exchange offer for less than 9% of Atrix's outstanding shares of 7,875,741. VRIF is a Colorado Limited Partnership formed in 1987 to fund development of a product containing sanguinarine to treat periodontal disease.

While the original product containing sanguinarine was not statistically successful, a second product containing doxycycline is being developed. By 1992 the partnership funds were depleted and Atrix began supporting development activities at its own expense. Atrix and VRIF share rights, based upon total development costs, on the royalties and/or proceeds from the sale of rights related to the product containing doxycycline. As Atrix continues to expend funds for the development of a Perio Product containing doxycycline, the partners' share of royalty payments continues to decline. At the same time maintaining VRIF as a separate entity is costly, time-consuming, and represents a source of confusion to potential corporate partners and prospective investors.

John Urheim, Vice Chairman and CEO, said "We feel it is in the collective best interests of Atrix shareholders and VRIF Limited Partners to unite the two entities at this time. A single entity having both responsibility for future funding and development, and rights to future sales and earnings makes sense for both parties and for the investment community at large. We believe the proposed terms for the exchange, which are subject to the approval of a majority of limited partners, are equitable to both parties. Partners and the shareholders alike will be able to participate in the upside potential of not only the ATRIGEL(TM) product with doxycycline but the near-term opportunities represented by the ATRISORB(TM) GTR Barrier and other Atrix products as well."

Atrix Laboratories, Inc. is a drug delivery company which is applying its ATRIGEL(TM) platform technology to a variety of dental and medical applications with the objective of providing effective, but less invasive and less expensive, therapy. The Company currently has one product in Phase III trials and anticipates filing a 510(k) for another product late in 1995.

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   2579 MIDPOINT DRIVE - FORT COLLINS, COLORADO 80525 - PHONE (303) 482-5868